UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 5, 2022 (May 5, 2022)

COMMUNITY HEALTHCARE TRUST INCORPORATED
(Exact Name of Registrant as Specified in Charter)

Maryland	001-37401	46-5212033
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3326 Aspen Grove Drive, Suite 150, Franklin, Tennessee 37067

(Address of principal executive offices) (Zip Code)

(615) 771-3052
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value per share	CHCT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07   Submission of Matters to a Vote of Security Holders

    Community Healthcare Trust Incorporated (the "Company") held its Annual Meeting of Stockholders on May 5, 2022. At the Annual Meeting, there were present in person or by proxy 23,511,563 shares of the Company's common stock, representing approximately 93.77% of the total outstanding eligible shares. Set forth below are the voting results for the proposals considered and voted upon at the Annual Meeting of Stockholders.

1.    The election of six directors to the Board of Directors of the Company, each to serve a one-year term expiring in 2023.

The following five directors were elected based on the following vote total:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Cathrine Cotman	22,057,129	24,121	1,430,313
Alan Gardner	21,826,294	254,956	1,430,313
Claire Gulmi	21,986,564	94,686	1,430,313
Robert Hensley	21,828,426	252,824	1,430,313
Lawrence Van Horn	21,803,651	277,599	1,430,313
Timothy Wallace	21,478,658	602,592	1,430,313

2.     The shareholders approved, on a non-binding advisory basis, the Company’s compensation of its executive officers by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
20,880,309	1,152,036	48,905	1,430,313

3.    The ratification of the appointment of BDO USA, LLP as the Company's independent registered public accounting firm for 2022.

The shareholders ratified the appointment of BDO USA, LLP based on the following vote totals:

Votes For	Votes Against	Abstentions	Broker Non-Votes
23,479,164	4,211	28,188	0

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY HEALTHCARE TRUST INCORPORATED

	By:	/s/ David H. Dupuy David H. Dupuy Executive Vice President and Chief Financial Officer
Date: May 5, 2022

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